Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-165783) of China Metro-Rural Holdings Limited of our report dated July 9, 2010 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Hong Kong

July 9, 2010